Exhibit 99.1

Infinera Corporation Reports Second Quarter 2024 Financial Results

San Jose, Calif., August 2, 2024 - Infinera Corporation (NASDAQ: INFN) today released financial results for its second quarter ended June 29, 2024.
GAAP revenue for the quarter was $342.7 million compared to $306.9 million in the first quarter of 2024 and $376.2 million in the second quarter of 2023.
GAAP gross margin for the quarter was 39.6% compared to 36.0% in the first quarter of 2024 and 38.0% in the second quarter of 2023. GAAP operating margin for the quarter was (8.7)% compared to (14.0)% in the first quarter of 2024 and (3.8)% in the second quarter of 2023.
GAAP net loss for the quarter was $(48.3) million, or $(0.21) per diluted share, compared to net loss of $(61.4) million, or $(0.27) per diluted share, in the first quarter of 2024, and net loss of $(20.3) million, or $(0.09) per diluted share, in the second quarter of 2023.
Non-GAAP gross margin for the quarter was 40.3% compared to 36.6% in the first quarter of 2024 and 39.3% in the second quarter of 2023. Non-GAAP operating margin for the quarter was (1.3)% compared to (8.4)% in the first quarter of 2024 and 2.8% in the second quarter of 2023.
Non-GAAP net loss for the quarter was $(14.0) million, or $(0.06) per diluted share, compared to non-GAAP net loss of $(38.3) million, or $(0.17) per diluted share, in the first quarter of 2024, and non-GAAP net loss of $(0.7) million, or $(0.00) per diluted share, in the second quarter of 2023.
We ended the quarter with cash, cash equivalents and restricted cash at $115.7 million.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO, David Heard said “I am pleased with our second quarter results with revenue, gross margin and operating margin all above the midpoint of our outlook range. While the timing and pace of customer demand recovery remain uncertain, we continued our design-win momentum across our optical networking product portfolio in the quarter, with bookings up both sequentially and on a year-over-year basis. We ended Q2 with a book-to-bill ratio above 1.”
“We remain excited about our pending combination with Nokia. Customers see value in accelerating the pace of innovation to lower both the cost per bit and power per bit required to stay ahead of the capacity demands fueled by high-bandwidth usage applications including AI. Together, the combined business would have a broadened portfolio, greater scale and geographic reach, while leveraging vertically integrated optical semiconductor technologies developed here in the U.S.”
Pending Merger with Nokia
On June 27, 2024, Infinera, Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Nokia”) (NYSE: NOK) and Neptune of America Corporation, a Delaware corporation and wholly owned subsidiary of Nokia (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended, modified or waived from time to time, the “Merger Agreement”) that provides for Merger Sub to merge with and into Infinera (the “Merger”), with Infinera surviving the Merger as a wholly owned subsidiary of Nokia. The transaction is expected to close in the first half of 2025.
In light of the proposed transaction with Nokia, and as is customary during the pendency of an acquisition, Infinera will not be providing financial guidance during the pendency of the acquisition.
Second Quarter 2024 Investor Slides to be Made Available Online
Investor slides reviewing Infinera's second quarter of 2024 financial results will be furnished to the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Infinera's future business plans, strategy and growth opportunities; statements about design wins; expectations regarding industry demand and key industry trends; expectations regarding Infinera’s future performance; and statements related to the Merger, including the timing of completion of the Merger and the future performance and benefits of the combined business.
These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of actual or future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include statements related to the Merger, including whether the Merger may not be completed or completion may be delayed, and if the Merger Agreement is terminated, there may be a required payment of a significant termination fee by either party; the receipt of necessary approvals to complete the Merger; the possibility that due to the Merger, and uncertainty regarding the Merger, Infinera’s customers, suppliers or strategic partners may delay or defer entering into contracts or making other decisions concerning Infinera; the significance and timing of costs related to the Merger; the impact on us of litigation or other stockholder action related to the Merger; the effects on us and our stockholders if the Merger is not completed; demand growth for additional network capacity and the level and timing of customer capital spending and excess inventory held by customers beyond normalized levels; delays in the development, introduction or acceptance of new products or in releasing enhancements to existing products; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; supply chain and logistics issues and their impact on our business, and Infinera's dependency on sole source, limited source or high-cost suppliers; dependence on a small number of key customers; product performance problems; the complexity of Infinera's manufacturing process; Infinera's ability to identify, attract, upskill and retain qualified personnel; challenges with our contract manufacturers and other third-party partners; the effects of customer and supplier consolidation; dependence on third-party service partners; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; the effects of public health emergencies; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; the adverse impact inflation and higher interest rates may have on Infinera by increasing costs beyond what it can recover through price increases; restrictions to our operations resulting from loan or other credit agreements; the impacts of any restructuring plans or other strategic efforts on our business; Infinera’s international sales and operations; the impacts of foreign currency fluctuations; the effective tax rate of Infinera, which may increase or fluctuate; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, acts of war or terrorism, or other catastrophic events that could harm Infinera's operations; Infinera’s ability to remediate its recently disclosed material weaknesses in internal control over financial reporting in a timely and effective manner, and other risks and uncertainties detailed in Infinera’s SEC filings from time to time; and statements of assumptions underlying any of the foregoing. More information on potential factors that may impact Infinera’s business are set forth in Infinera’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 30, 2023, filed with the SEC on May 17, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. These SEC filings are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, warehouse fire recovery, merger-related charges, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Revenue:
Product	$266,470	$299,624	$501,794	$614,444
Services	76,269	76,604	147,867	153,859
Total revenue	342,739	376,228	649,661	768,303
Cost of revenue:
Cost of product	167,290	188,166	323,555	386,840
Cost of services	39,152	41,733	79,395	84,680
Amortization of intangible assets	—	3,537	—	7,093
Restructuring and other related costs	703	—	676	—
Total cost of revenue	207,145	233,436	403,626	478,613
Gross profit	135,594	142,792	246,035	289,690
Operating expenses:
Research and development	74,678	79,346	151,940	160,388
Sales and marketing	41,897	41,624	82,642	83,331
General and administrative	34,107	31,159	66,954	60,394
Amortization of intangible assets	2,256	3,523	4,512	7,112
Merger-related charges	8,517	—	8,517	—
Restructuring and other related costs	3,948	1,431	4,262	2,221
Total operating expenses	165,403	157,083	318,827	313,446
Loss from operations	(29,809)	(14,291)	(72,792)	(23,756)
Other income (expense), net:
Interest income	793	717	1,915	1,188
Interest expense	(8,163)	(7,387)	(16,792)	(14,187)
Other gain (loss), net	(11,183)	7,170	(17,395)	18,126
Total other income (expense), net	(18,553)	500	(32,272)	5,127
Loss before income taxes	(48,362)	(13,791)	(105,064)	(18,629)
(Benefit from) provision for income taxes	(75)	6,472	4,618	10,044
Net loss	$(48,287)	$(20,263)	$(109,682)	$(28,673)
Net loss per common share:
Basic	$(0.21)	$(0.09)	$(0.47)	$(0.13)
Diluted	$(0.21)	$(0.09)	$(0.47)	$(0.13)
Weighted average shares used in computing net loss per common share:
Basic	234,349	225,922	232,941	224,159
Diluted	234,349	225,922	232,941	224,159

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three months ended						Six months ended
	June 29, 2024		March 30, 2024		July 1, 2023		June 29, 2024		July 1, 2023
Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$135,594	39.6%	$110,441	36.0%	$142,792	38.0%	$246,035	37.9%	$289,690	37.7%
Stock-based compensation expense(1)	1,777	0.5%	1,893	0.6%	2,881	0.8%	3,670	0.5%	5,157	0.7%
Amortization of acquired intangible assets(2)	—	—%	—	—%	3,537	0.9%	—	—%	7,093	0.9%
Restructuring and other related costs(3)	703	0.2%	(27)	(0.0)%	—	—%	676	0.1%	—	—%
Warehouse fire recovery(4)	—	—%	—	—%	(1,475)	(0.4)%	—	—%	(1,985)	(0.3)%
Non-GAAP as adjusted	$138,074	40.3%	$112,307	36.6%	$147,735	39.3%	$250,381	38.5%	$299,955	39.0%

Reconciliation of Operating Expenses:
GAAP as reported	$165,403		$153,424		$157,083		$318,827		$313,446
Stock-based compensation expense(1)	8,024		12,638		15,116		20,662		28,491
Amortization of acquired intangible assets(2)	2,256		2,256		3,523		4,512		7,112
Restructuring and other related costs(3)	3,948		314		1,431		4,262		2,221
Merger-related charges(5)	8,517		—		—		8,517		—
Non-GAAP as adjusted	$142,658		$138,216		$137,013		$280,874		$275,622

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$(29,809)	(8.7)%	$(42,983)	(14.0)%	$(14,291)	(3.8)%	$(72,792)	(11.2)%	$(23,756)	(3.1)%
Stock-based compensation expense(1)	9,801	2.8%	14,531	4.8%	17,997	4.7%	24,332	3.7%	33,648	4.5%
Amortization of acquired intangible assets(2)	2,256	0.7%	2,256	0.7%	7,060	1.9%	4,512	0.7%	14,205	1.8%
Restructuring and other related costs(3)	4,651	1.4%	287	0.1%	1,431	0.4%	4,938	0.8%	2,221	0.3%
Warehouse fire recovery(4)	—	—%	—	—%	(1,475)	(0.4)%	—	—%	(1,985)	(0.3)%
Merger-related charges(5)	8,517	2.5%	—	—%	—	—%	8,517	1.3%	—	—%
Non-GAAP as adjusted	$(4,584)	(1.3)%	$(25,909)	(8.4)%	$10,722	2.8%	$(30,493)	(4.7)%	$24,333	3.2%

	Three months ended			Six months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reconciliation of Net Income (Loss):
GAAP as reported	$(48,287)	$(61,395)	$(20,263)	$(109,682)	$(28,673)
Stock-based compensation expense(1)	9,801	14,531	17,997	24,332	33,648
Amortization of acquired intangible assets(2)	2,256	2,256	7,060	4,512	14,205
Restructuring and other related costs(3)	4,651	287	1,431	4,938	2,221
Warehouse fire recovery(4)	—	—	(1,475)	—	(1,985)
Merger-related charges(5)	8,517	—	—	8,517	—
Foreign exchange (gains) losses, net(6)	11,690	6,448	(8,047)	18,138	(17,430)
Income tax effects(7)	(2,604)	(383)	2,567	(2,987)	2,966
Non-GAAP as adjusted	$(13,976)	$(38,256)	$(730)	$(52,232)	$4,952

Weighted Average Shares Used in Computing GAAP Net Income (Loss) per Common Share:
Basic	234,349	231,533	225,922	232,941	224,159
Diluted(8)	234,349	231,533	225,922	232,941	224,159

Weighted Average Shares Used in Computing Non-GAAP Net Income (Loss) per Common Share:
Basic	234,349	231,533	225,922	232,941	224,159
Diluted(9)	234,349	231,533	225,922	232,941	228,502

Reconciliation of Adjusted EBITDA (10):
Non-GAAP net income (loss)	$(13,976)	$(38,256)	$(730)	$(52,232)	$4,952
Add: Interest expense, net	7,370	7,507	6,670	14,877	12,999
Less: Other gain (loss), net	507	236	(877)	743	696
Add: Income tax effects	2,529	5,076	3,904	7,605	7,078
Add: Depreciation	13,285	13,189	12,739	26,474	25,196
Non-GAAP as adjusted	$8,701	$(12,720)	$23,460	$(4,019)	$49,529

Net Income (Loss) per Common Share: GAAP
Basic	$(0.21)	$(0.27)	$(0.09)	$(0.47)	$(0.13)
Diluted(8)	$(0.21)	$(0.27)	$(0.09)	$(0.47)	$(0.13)

Net Income (Loss) per Common Share: Non-GAAP
Basic	$(0.06)	$(0.17)	$(0.00)	$(0.22)	$0.02
Diluted(9)	$(0.06)	$(0.17)	$(0.00)	$(0.22)	$0.02

(1)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three months ended			Six months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Cost of revenue	$1,777	$1,893	$2,881	$3,670	$5,157
Research and development	4,497	5,112	6,200	9,609	11,823
Sales and marketing	2,611	3,287	4,071	5,898	7,665
General and administration	916	4,239	4,845	5,155	9,003
Total operating expenses	8,024	12,638	15,116	20,662	28,491
Total stock-based compensation expense	$9,801	$14,531	$17,997	$24,332	$33,648
(2)Amortization of acquired intangible assets consists of developed technology and customer relationships acquired in connection with the acquisitions of Coriant and Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(3)Restructuring and other related costs are primarily associated with the reduction of headcount and the reduction of operating costs. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Warehouse fire losses were incurred due to inventory destroyed in a warehouse fire in the third quarter of fiscal year 2022. Recoveries are recorded when they are probable of receipt. Management has excluded the impact of this loss and subsequent recoveries in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(5)Merger-related charges represent costs incurred directly in connection with the pending merger with Nokia. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and the exclusion of these charges provides a better indication of Infinera's underlying business performance.
(6)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(7)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of above non-GAAP adjustments. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(8)The GAAP diluted shares include potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a GAAP basis in periods when Infinera has net income on a GAAP basis, as its inclusion provides a better indication of Infinera's underlying business performance.

For purposes of calculating GAAP diluted earnings per share, we used the following net loss and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Six months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP net loss for basic earnings per share	$(48,287)	$(61,395)	$(20,263)	$(109,682)	$(28,673)
Interest expense related to the convertible senior notes, net of tax	—	—	—	—	—
GAAP net loss for diluted earnings per share	$(48,287)	$(61,395)	$(20,263)	$(109,682)	$(28,673)

Weighted average basic common shares outstanding	234,349	231,533	225,922	232,941	224,159
Dilutive effect of restricted and performance share units	—	—	—	—	—
Dilutive effect of 2024 convertible senior notes(a)	—	—	—	—	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	—	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	—
Weighted average dilutive common shares outstanding	234,349	231,533	225,922	232,941	224,159

GAAP net loss per common share:
Basic	$(0.21)	$(0.27)	$(0.09)	$(0.47)	$(0.13)
Diluted	$(0.21)	$(0.27)	$(0.09)	$(0.47)	$(0.13)
(a)For the three- months ended June 29, 2024, March 30, 2024, and July 1, 2023, there were 1.9 million, 1.9 million and 9.0 million shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect. For the six-months ended June 29, 2024, and July 1, 2023, there were 1.9 million, and 9.7 million shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(b)For each of the three- months ended June 29, 2024, March 30, 2024, and July 1, 2023, there were 26.1 million shares excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect. For each of the six-months ended June 29, 2024, and July 1, 2023, there were 26.1 million shares excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(c)For each of the three- months ended June 29, 2024, March 30, 2024, and July 1, 2023, there were no shares excluded from the calculation of diluted net loss per share. For the six-months ended June 29, 2024, there were no shares excluded from the calculation of diluted net loss per share. For the six-months ended July 1, 2023, there were 1.8 million shares excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(9)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the diluted earnings per share reconciliation presented below.
(10)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expense, net, other gain (loss), net, income tax effects and depreciation expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.

For purposes of calculating non-GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Six months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Non-GAAP net income (loss) for basic earnings per share	$(13,976)	$(38,256)	$(730)	$(52,232)	$4,952
Interest expense related to the convertible senior notes, net of tax	—	—	—	—	—
Non-GAAP net income (loss) for diluted earnings per share	$(13,976)	$(38,256)	$(730)	$(52,232)	$4,952

Weighted average basic common shares outstanding	234,349	231,533	225,922	232,941	224,159
Dilutive effect of restricted and performance share units	—	—	—	—	2,445
Dilutive effect of employee stock purchase plan	—	—	—	—	106
Dilutive effect of 2024 convertible senior notes(a)	—	—	—	—	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	—	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	1,792
Weighted average dilutive common shares outstanding	234,349	231,533	225,922	232,941	228,502

Non-GAAP net income (loss) per common share:
Basic	$(0.06)	$(0.17)	$(0.00)	$(0.22)	$0.02
Diluted	$(0.06)	$(0.17)	$(0.00)	$(0.22)	$0.02
(a)For the three- months ended June 29, 2024, March 30, 2024, and July 1, 2023, there were 1.9 million,
1.9 million and 9.0 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the six-months ended June 29, 2024, and July 1, 2023, there were 1.9 million, and 9.7 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(b)For each of the three- months ended June 29, 2024, March 30, 2024, and July 1, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For each of the six-months ended June 29, 2024, and July 1, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(c)For each of the three- months ended June 29, 2024, March 30, 2024, and July 1, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share. For each of the six-months ended June 29, 2024, and July 1, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three months ended			Six months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net cash (used in) provided by operating activities	$(59,954)	$24,026	$1,420	$(35,928)	$(349)
Purchase of property and equipment	(14,582)	(8,076)	(10,773)	(22,658)	(27,582)
Free cash flow	$(74,536)	$15,950	$(9,353)	$(58,586)	$(27,931)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	June 29, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$114,670	$172,505
Short-term restricted cash	333	517
Accounts receivable, net	284,382	381,981
Inventory	384,258	431,163
Prepaid expenses and other current assets	167,144	129,218
Total current assets	950,787	1,115,384
Property, plant and equipment, net	220,163	206,997
Operating lease right-of-use assets	38,836	39,973
Intangible assets, net	20,306	24,819
Goodwill	230,688	240,566
Long-term restricted cash	649	837
Other long-term assets	57,406	50,662
Total assets	$1,518,835	$1,679,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$237,904	$299,005
Accrued expenses and other current liabilities	131,572	110,758
Accrued compensation and related benefits	53,837	85,203
Short-term debt, net	25,273	25,512
Accrued warranty	14,937	17,266
Deferred revenue	140,926	136,248
Total current liabilities	604,449	673,992
Long-term debt, net	660,420	658,756
Long-term accrued warranty	14,521	15,934
Long-term deferred revenue	21,985	21,332
Long-term deferred tax liability	1,694	1,805
Long-term operating lease liabilities	44,795	47,464
Other long-term liabilities	39,383	43,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of June 29, 2024 and December 30, 2023 Issued and outstanding shares - 235,135 as of June 29, 2024 and 230,994 as of December 30, 2023	235	231
Additional paid-in capital	1,998,670	1,976,014
Accumulated other comprehensive loss	(32,829)	(34,848)
Accumulated deficit	(1,834,488)	(1,724,806)
Total stockholders' equity	131,588	216,591
Total liabilities and stockholders’ equity	$1,518,835	$1,679,238

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 29, 2024	July 1, 2023
Cash Flows from Operating Activities:
Net loss	$(109,682)	$(28,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,986	39,401
Non-cash restructuring charges and other related costs	52	1,155
Amortization of debt issuance costs and discount	1,825	2,108
Operating lease expense	4,506	4,279
Stock-based compensation expense	24,332	33,649
Other, net	(174)	(682)
Changes in assets and liabilities:
Accounts receivable	94,764	94,216
Inventory	46,148	(53,162)
Prepaid expenses and other current assets	(52,618)	11,377
Accounts payable	(78,074)	(28,023)
Accrued expenses and other current liabilities	(4,634)	(50,699)
Deferred revenue	6,641	(25,295)
Net cash used in operating activities	(35,928)	(349)
Cash Flows from Investing Activities:
Purchase of property and equipment	(22,658)	(27,582)
Net cash used in investing activities	(22,658)	(27,582)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes, net of discount	—	98,751
Repayment of 2024 Notes	—	(83,446)
Payment of debt issuance cost	—	(2,030)
Proceeds from asset-based revolving credit facility	25,000	—
Repayment of asset-based revolving credit facility	(25,000)	—
Repayment of mortgage payable	(240)	(253)
Principal payments on finance lease obligations	(372)	(471)
Payment of term license obligation	(5,148)	(5,505)
Proceeds from issuance of common stock	4	8,738
Tax withholding paid on behalf of employees for net share settlement	(1,599)	(1,668)
Net cash (used in) provided by financing activities	(7,355)	14,116
Effect of exchange rate changes on cash	7,734	(8,629)
Net change in cash, cash equivalents and restricted cash	(58,207)	(22,444)
Cash, cash equivalents and restricted cash at beginning of period	173,859	189,203
Cash, cash equivalents and restricted cash at end of period(1)	$115,652	$166,759

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 29, 2024	July 1, 2023
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$13,360	$8,983
Cash paid for interest	$13,237	$11,076
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$—	$375
Property and equipment included in accounts payable and accrued liabilities	$26,888	$16,068
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$18,832	$10,276
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets (in thousands):

	June 29, 2024	July 1, 2023

Cash and cash equivalents	$114,670	$163,007
Short-term restricted cash	333	2,449
Long-term restricted cash	649	1,303
Total cash, cash equivalents and restricted cash	$115,652	$166,759

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
GAAP Revenue $(Mil)	$390.4	$485.9	$392.1	$376.2	$392.4	$453.5	$306.9	$342.7
GAAP Gross Margin %	34.4%	37.1%	37.5%	38.0%	40.3%	38.6%	36.0%	39.6%
Non-GAAP Gross Margin %(1)	37.8%	38.7%	38.8%	39.3%	41.9%	39.6%	36.6%	40.3%
GAAP Revenue Composition:
Domestic %	57%	61%	60%	58%	59%	68%	54%	58%
International %	43%	39%	40%	42%	41%	32%	46%	42%
Customers >10% of Revenue	1	1	—	1	1	1	—	—
Cash Related Information:
Cash from Operations $(Mil)	$19.6	$(0.6)	$(1.8)	$1.4	$(29.7)	$79.6	$24.0	$(59.9)
Capital Expenditures $(Mil)	$11.0	$8.3	$16.8	$10.8	$13.3	$21.4	$8.1	$14.6
Depreciation & Amortization $(Mil)	$21.3	$19.8	$19.6	$19.8	$20.0	$19.4	$15.4	$15.6
DSOs(2)	66	79	78	79	76	77	79	76
Inventory Metrics:
Raw Materials $(Mil)	$43.5	$48.7	$67.6	$85.4	$110.4	$133.6	$132.5	$119.4
Work in Process $(Mil)	$62.6	$66.6	$71.8	$71.9	$69.9	$68.4	$68.6	$68.7
Finished Goods $(Mil)	$224.9	$259.6	$273.6	$270.1	$276.6	$229.2	$219.6	$196.1
Total Inventory $(Mil)	$331.0	$374.9	$413.0	$427.4	$456.9	$431.2	$420.7	$384.2
Inventory Turns(3)	3.0	3.4	2.4	2.2	2.1	2.5	1.8	2.0
Worldwide Headcount	3,199	3,267	3,351	3,365	3,369	3,389	3,323	3,334
Weighted Average Shares Outstanding (in thousands):
Basic	217,620	219,921	222,393	225,922	228,077	230,509	231,533	234,349
Diluted	268,927	258,030	229,404	262,712	257,219	259,210	260,980	265,591
(1)Non-GAAP adjustments include stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates DSO based on 91 days. Fiscal year 2022 was 53 weeks and the fourth quarter of fiscal year 2022 was 98 days. When calculation is based on 98 days, DSO was 85 days for the fourth quarter of fiscal year 2022.
(3)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.